UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

MIKOHN GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	00-22752	88-0218876
(State of other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686

Las Vegas, NV 89119-8686

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code

(702) 896-3890

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2005, the stockholders of Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation (the “Company”), approved the 2005 Equity Incentive Plan (the “2005 Incentive Plan”). The 2005 Incentive Plan was previously adopted by the Company’s Board of Directors (the “Board”), subject to approval by the Company’s stockholders, in April 2005.

The 2005 Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonus awards, stock purchase awards, stock unit awards and other stock awards (collectively, the “Stock Awards”). The Board approved the 2005 Incentive Plan to provide a means by which the Company’s employees, directors and consultants (and the employees, directors and consults of the Company’s parent or any of its subsidiaries designated by the Board to participate in the 2005 Incentive Plan) with the opportunity to purchase shares of the Company’s common stock, assist the Company in retaining the services of such persons, secure and retain the services of persons capable of filling such positions, and provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

The aggregate number of shares of the Company’s common stock that may be issued pursuant to Stock Awards under the 2005 Incentive Plan is 709,397 shares, subject to certain increases from time to time as set forth in the 2005 Equity Incentive Plan. Subject to the terms of the 2005 Incentive Plan, the Board, or an authorized committee of the Board, determines recipients, dates of grant, the numbers and types of Stock Awards to be granted, and the terms and conditions of the Stock Awards, including the period of their exercisability and vesting. The foregoing description of the 2005 Incentive Plan is qualified in its entirety by reference to the full text of the 2005 Incentive Plan, which is attached hereto as Exhibit 10.17 and is incorporated herein by reference.

On June 22, 2005, the stockholders of the Company also approved an amendment to the Company’s Director Stock Option Plan (the “Director Plan”). The amendment increases the aggregate number of shares of the Company’s common stock authorized for issuance under the Director Plan by 200,000. The amendment was previously adopted by the Board, subject to approval by the Company’s stockholders, in April 2005. The terms of the Director Plan are set forth in the full text of the Director Plan, as amended, which is attached hereto as Exhibit 10.18 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 22, 2005, the stockholders of the Company reelected Peter G. Boynton and Russel H. McMeekin as Class 1 Directors, to serve three-year terms scheduled to expire at the Company’s 2008 annual meeting.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
10.17	2005 Equity Incentive Plan.

10.18	Director Stock Option Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION

Date: June 28, 2005
/s/ Michael A. Sicuro
Michael A. Sicuro Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

10.17	2005 Equity Incentive Plan.

10.18	Director Stock Option Plan, as amended.